Exhibit 10.75
GRUBB & ELLIS COMPANY
2006 OMNIBUS EQUITY PLAN
FORM OF
RESTRICTED STOCK AWARD GRANT NOTICE
     Grubb & Ellis Company, a Delaware corporation (the “Company”), pursuant to its 2006 Omnibus Equity Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s common stock, $0.01 par value (“Stock”), set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”).

Participant:	Jeffrey T. Hanson

Grant Date:	March 10, 2010

Total Number of Shares of Restricted Stock:	1,000,000

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to:

(i)    Five hundred thousand (500,000) Shares (the “Time Vested Shares”) shall vest at the rate of thirty-three and one-third percent (33 1/3%) on each of the three (3) successive anniversary dates of the Grant Date; and

(ii) Five hundred thousand (500,000) Shares (the “Stock Price Performance Shares”) which shall vest as follows:

(A)  in the event that for any thirty (30) consecutive “trading days” (as defined below) during the three (3) years from the Grant Date (the “Performance Period”) the volume weighted average closing price per share of Stock on the exchange or market on which the Stock is publicly listed or quoted for trading is at least Three Dollars and Fifty Cents ($3.50), then Two Hundred and Fifty Thousand (250,000) of the Stock Price Performance Shares shall vest; and

(B)  in the event that for any thirty (30) consecutive trading days during the Performance Period the volume weighted average closing price per share of the Stock on the exchange or market on which the Stock is publicly listed or quoted for trading is at least Six Dollars ($6.00), then an additional Two Hundred and Fifty Thousand (250,000) of the Stock Price Performance Shares shall vest.

Certain Definitions	As used herein, the term “trading day” shall mean any day of the year on which the market or exchange on which the Company’s Common Stock is listed or quoted for trading is open to the public for trading.
     By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the

Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement.
{signature page follows on next page}

GRUBB & ELLIS COMPANY:			PARTICIPANT:

By:			By:

	Print Name:	Thomas P. D’Arcy		Print Name:	Jeffrey T. Hanson
	Title:	President and Chief Executive Officer			Chief Investment Officer
	Address:	1551 North Tustin Ave., Suite 300		Address:
Santa Ana, California 92705

Attachments:		Restricted Stock Award Agreement (Exhibit A)
2006 Omnibus Equity Plan (Exhibit B)

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
FOR JEFFREY T. HANSON
FORM OF
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Grubb & Ellis Company, a Delaware corporation (the “Company”), has granted to Participant the number of shares of the Company’s common stock, $0.01 par value (“Stock”), set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Company’s 2006 Omnibus Equity Plan (the “Plan”), the Grant Notice and this Agreement.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
     1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.
ARTICLE II
GRANT OF RESTRICTED STOCK
     2.1 Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Participant the Shares, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.
     2.2 Issuance of Shares. The issuance of the Shares under this Agreement shall occur upon the Grant Date stated in the Grant Notice subject to the execution of the Grant Notice and Restricted Stock Agreement by the parties (the “Issuance Date”). Subject to the provisions of Article IV, the Company shall issue the Shares (which shall be issued in Participant’s name) on the Issuance Date.
     2.3 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;
          (b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The lapse of such reasonable period of time following the Issuance Date as the Committee may from time to time establish for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.
     2.4 Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all extraordinary cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities or property received by or distributed to Participant with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, including, without limitation, a Change in Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). Any such assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall be immediately delivered to the Company to be held in escrow pursuant to Section 4.1.
ARTICLE III
RESTRICTIONS ON SHARES
     3.1 Forfeiture Restriction. Subject to the provisions of Section 3.2, all of the Unreleased Shares (as defined in Section 3.3) shall be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”) upon the following events:
(a)	if the Company terminates Participant’s employment with the Company without Cause (as that term is defined below), but excluding death or Disability; provided, however, that all (i) Time Vested Shares, whether vested or unvested, and (ii) all vested Stock Price Performance Shares shall not be subject to the Forfeiture Restriction;

(b)	if (A) the Company terminates Participant’s employment with the Company for Cause, (B) Participant quits the Company’s employment, or (C) Participant’s employment with the Company is terminated as a result of Participant’s death or Disability, as applicable; provided, however, that all (i) vested Time Vested Shares and (ii) vested Stock Price Performance Shares shall not be subject to the Forfeiture Restriction.
Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Participant. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 shall be promptly transferred by the escrow agent to the Company.
     As used herein, the term “Cause” shall have the meaning ascribed to it in subclauses (i)-(iv), inclusive of Section VII.F.2 of the Plan, but not subclause (v) of such Section VII.F.2 of the Plan.
     3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.4. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 shall be promptly paid by the escrow agent to Participant.
     3.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”
     3.4 Restrictions on Transfer. Unless otherwise permitted by the Committee pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
ARTICLE IV
ESCROW OF SHARES
     4.1 Escrow of Shares. To insure the availability for delivery of Participant’s Unreleased Shares in the event of forfeiture of such Shares by Participant pursuant to Section 3.1, Participant hereby appoints the Secretary of the Company, or any other person designated by the Committee as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Participant pursuant to Section 3.1 and any dividends or other distributions thereon. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Committee, in escrow, until the Unreleased Shares are forfeited by Participant as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect.
     4.2 Transfer of Forfeited Shares. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited by Participant to the Company.
     4.3 No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.
ARTICLE V
OTHER PROVISIONS
     5.1 Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Committee shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section XX of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities, property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
     5.2 Taxes.
          (a) Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the

Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant understands that Participant will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty days following the date of issuance.
PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPNAT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
          (b) The Award granted to Participant pursuant to the Grant Notice is not intended to be “performance-based compensation” that is exempt from Section 162(m) of the Code. Therefore, limitations set forth in the Plan that are required by Section III of the Plan do not apply to such Award.
     5.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     5.4 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
     5.5 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal or state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     5.6 Tax Withholding.
          (a) The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Shares or the lapse of the Forfeiture Restriction with respect to the Shares, or any other taxable event related thereto. The Company may permit Participant to make such payment in one or more of the forms specified below:
          (i) by cash or check made payable to the Company;
          (ii) by the deduction of such amount from other compensation payable to Participant;
          (iii) by tendering Shares which are not subject to the Forfeiture Restriction and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or
          (iv) in any combination of the foregoing.
          (b) In the event Participant fails to provide timely payment of all sums required by the Company pursuant to Section 5.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 5.6(a)(iii).
     5.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     5.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.9 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     5.10 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     5.11 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company.

     5.12 No Employment Rights. If Participant is an employee, nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Participant.
     5.13 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.